Exhibit 99.1

The Carlyle Group Announces Second Quarter 2014 Financial Results

Washington, DC, July 30, 2014 – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the second quarter of 2014, which ended on June 30, 2014.

Carlyle Co-CEO David M. Rubenstein said, “Carlyle raised a significant amount of capital in the second quarter. Our track record, combined with increased demand for alternative investment strategies from large limited partners, led to substantial new fund commitments. Fundraising in our Real Assets segment was particularly strong this quarter.”

Carlyle Co-CEO William E. Conway, Jr. said, “While Carlyle funds continue to produce strong returns for our fund investors, the big story is the strong performance of our European private equity businesses. Carlyle Europe Partners III has appreciated 47% over the past year and has begun generating substantial realized performance fees, further diversifying the composition of Carlyle’s earnings. Our European technology funds are also performing exceptionally well.”

In addition to this release, Carlyle issued a detailed earnings presentation of its second quarter 2014 results, which can be viewed at http://ir.carlyle.com.

Distribution

The Board of Directors has declared a quarterly distribution of $0.16 per common unit to holders of record at the close of business on August 11, 2014, payable on August 22, 2014.

Conference Call

Carlyle will host a conference call at 8:30 a.m. EDT on Wednesday, July 30, 2014 to announce and discuss financial results for the second quarter of 2014.

The call may be accessed by dialing (800) 850-2903 (U.S.) or +1-253-237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The conference call will be webcast simultaneously via a link on Carlyle’s investor relations website at ir.carlyle.com and an archived replay of the webcast also will be available on the website soon after the live call.

About The Carlyle Group

The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $203 billion of assets under management across 126 funds and 139 fund of funds vehicles as of June 30, 2014. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and

South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,600 people in 40 offices across six continents.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements are subject to risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 27, 2014, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

This release does not constitute an offer for any Carlyle fund.

Contacts:

Public Market Investor Relations	Media
Daniel Harris	Elizabeth Gill
Phone: 212-813-4527	Phone: 202-729-5385
daniel.harris@carlyle.com	elizabeth.gill@carlyle.com

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